EXHIBIT 10.7


                                 Business Terms

                                   Addendum A




This Addendum sets forth terms and conditions which are in addition to and/or modify those terms and conditions set forth in the Visteon Corporate Software License Agreement between Visteon Corporation ("Visteon") and Medical Asset Management, Inc. ("Licensee"), dated 9/18/96 (the "Agreement").

THIS ADDENDUM, INCLUDING THE SOFTWARE LICENSE AGREEMENT OF WHICH IT IS PART, IS A COMPLETE AND EXCLUSIVE STATEMENT OF THE ENTIRE AGREEMENT BETWEEN THE PARTIES, WHICH SUPERSEDES ALL PRIOR OR CONCURRENT PROPOSALS AND UNDERSTANDINGS, WHETHER ORAL OR WRITTEN, AND ALL OTHER COMMUNICATIONS BETWEEN THE PARTIES RELATING TO THE SUBJECT MATTER OF THIS ADDENDUM AND THE AGREEMENT.

Notwithstanding anything to the contrary in the Agreement, in the event of a conflict between this Addendum and the Agreement, this Addendum shall prevail. All other terms and conditions remain unchanged and are in effect.

THIS ADDENDUM SHALL NOT BE EFFECTIVE UNTIL EXECUTED BY MEDICAL ASSET MANAGEMENT, INC. AND ACCEPTED BY AN AUTHORIZED REPRESENTATIVE OF VISTEON AT ITS PRINCIPAL PLACE OF BUSINESS.

In consideration of both parties mutual promise, the following terms and conditions are in effect as stated herein, provided the Agreement and this Addendum are executed by the Licensee on or before September 18, 1996. The parties therefore agree:

      1) The terms and conditions of this Addendum A will exist for a period of three (3) years from the "effective date" of this agreement.

      2) Licensee agrees to be a "showcase" reference account for Visteon and will host reference site visits on its own time and cost provided Visteon gives Licensee reasonable notice. Visteon and Licensee agree that such visits will occur on a reasonable basis and in a reasonable volume, so as to not materially impact the Licensee in the performance of its normal business. Licensee will in no way be responsible for any costs incurred by the prospect or Visteon for said visit.

      3) Subject to Licensee's commitment of 275 full time providers (as defined in Section 1 paragraph 1.4 of the Agreement), Licensee will pay to Visteon a one time non-refundable (except as provided in Section 7 Warranty of the Agreement) license fee of $1,237,500 for the License to Visteon's suite of products known as BigVision ("Licensed Products").

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      4)    Licensee  commits to pay a License Fee for the Licensed  Products as follows:

            * Initial payment of $500,000 due once Licensee has secured financing but no later than September 18, 1996
            *  A second payment of $250,000 no later than June 30, 1997
            *  A third payment of  $350,000  no later than  December  30,  1997
            *  A final payment of $137,500 no later than March 27, 1998.

      5) Further pricing consideration will be given for the addition of full time providers in excess of 275 as follows: for full time providers between 276-500, a one-time fee of NOT MORE THAN $3,500 per full time provider will apply and from 501 full time providers and over the price per full time provider will be NOT MORE THAN $3,200.

      6) Visteon recognizes that Licensee also will employ part time providers in its operation that will require access to the Licensed Products. In addition to the pricing detailed herein, use of the Licensed Products will be priced at $2,500 per part time provider. The definition of a provider is defined in Section 1, paragraph 1.4 of the Agreement. LICENSEE PLANS TO HAVE 20 PART-TIME PROVIDERS
            WHICH  WILL  EQUATE  TO  (2)  PART-TIME  PROVIDERS  = (1)  FULL-TIME
            PROVIDER AND EACH FULL-TIME PROVIDER ATTRIBUTED TO THIS EQUATION WILL APPLY AGAINST THE 275 OR OVER FULL-TIME PROVIDERS.

      7) Annual Software Support charges for the first 18 months of this agreement from the "LIVE DATE" of the Agreement will be priced at 15% or $675 per full time providers up to 275 full time providers; 15% or $525 per full time provider from 276-500; and 15% or $480 per full time provider for 501 and over. Part time providers will be charged a support fee of 15% or $375 per part time provider. After this 18 month period, Visteon may raise prices annually by an amount not to exceed the change in the Consumer Price Index in effect at the time as quoted in the "Wall Street Journal". Support Fees will be based on the number of full time and part time providers who are using the Licensed Products at each of Licensee's facilities where implementation of the Licensed Products has been completed.

      8) Upon mutual agreement of the parties during the term of this Addendum A, Visteon will be willing to discuss Central Site Support services (as defined by Visteon) with Licensee, if and when such services are offered and available. Currently it is Visteon's plan to offer such services.

      9) Implementation and training services as performed by Visteon or its certified business partners will be priced at $600 per day plus reasonable travel and living expenses for the first 18 months from the "effective date" of this agreement. Thereafter, these same services will be priced at $800 per day plus reasonable travel and living expenses.

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      10)   If and  when  Visteon  acquires  the  rights  to a  risk  management software product, such product will be licensed to Licensee for a discount of 60% from Visteon's then current list price, and will be subject to the terms and conditions of the Agreement. Support charges will be 15% of the net licensee fee per provider. Annual support price increases may occur after the initial year based on the Consumer Price Index consistent with paragraph 7, above.

      11) If Visteon should acquire marketing and support services rights to third-party products, Licensee may license such products from Visteon on such terms and conditions as may be required by such third party provider at a fifty percent (50%) discount from Visteon's published list price after any royalty payments have been deducted which are payable by Licensee, for such third party products. Support Services fees for such third party products will be charged to Licensee at Visteon's then current prices for such Support services.

      12) The third-party owned Datagate interface product which Visteon is authorized to market will be offered to Licensee at Visteon's current list price. Support will also be charged at the then current list price.

      13) Visteon will offer Licensee a resource to interface with the hardware and network vendor Licensee selects to run the Licensed Products for no charge other than reasonable travel and living expenses. The scope of the work to be completed will be defined by Visteon with Licensee input as we jointly develop Licensee's implementation and training plan.

      14) Visteon and Licensee agree that the parties will engage in a non-exclusive joint marketing program INCLUDING THE PERFORMANCE OF DEMO'S ON A SELECTIVE BASIS for the expansion of Licensee's business predicated on using Visteon's products. Licensee will designate an individual through which Visteon will take direction for its part of the joint marketing activity. A total formal plan for this effort will be designed with Licensee once Licensee has designated an individual(s) for Visteon to work with. Each party will bear its own costs in this venture and Visteon, upon written approval, will allow Licensee to use the BigVision product name in these or any of its marketing efforts for no additional cost. Such approval will not be unreasonably withheld.

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      15)   Due to the special  nature of the  pricing  and various  concessions
            within  this  Addendum,   the  parties  agree  that  the  terms  and
            conditions of this Addendum are strictly confidential to the parties and should be revealed only to those select few employees who have an absolute need to know for the performance of each parties business.


      VISTEON CORPORATION           MEDICAL ASSET MANAGEMENT, INC.

By:  /s/ David S. Greenberg         By:  /s/ John W. Regan
     ------------------------            ------------------------

Name:  David S. Greenberg           Name:  John W. Regan
       ------------------------            ------------------------

Title: CEO & CTO                    Title:  President
       ------------------------             ------------------------

Date:  9/18/96                      Date:   9/18/97
      ------------------------             ------------------------



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